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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

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[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14A-11(c) or Section 240.14a-12



                                  PFSweb, Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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SEC 1913 (11-01)

                                  PFSWEB, INC.
                          500 NORTH CENTRAL EXPRESSWAY
                               PLANO, TEXAS 75074



Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of PFSweb, Inc. (the "Company"), which will be held at the Stonebriar Country Club, Frisco, Texas, on Friday, June 6, 2003 at 10:00 a.m. (local time).

         At the Annual Meeting, stockholders will be asked to elect two directors, approve an amendment to the Company's Certificate of Incorporation to authorize a reverse stock split and ratify the appointment of KPMG LLP as the Company's independent auditors. Information about these matters is contained in the attached Proxy Statement.

         The Company's management would greatly appreciate your attendance at the Annual Meeting. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS MOST IMPORTANT THAT YOUR SHARES BE REPRESENTED. Accordingly, please sign, date and return the enclosed proxy card which will indicate your vote upon the matters to be considered. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

         I sincerely hope you will be able to attend the Annual Meeting, and I look forward to seeing you on June 6, 2003.

                                 Sincerely,

                                 /s/ Mark C. Layton

                                 Mark C. Layton
                                 Chairman, President and Chief Executive Officer



April 21, 2003

                                  PFSWEB, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 6, 2003

         The Annual Meeting of Stockholders of PFSweb, Inc. (the "Company") will be held on Friday, June 6, 2003 at 10:00 a.m. at the Stonebriar Country Club, Frisco, Texas, for the following purposes:

                  1.       To elect two Class I directors;

                  2. To amend our Certificate of Incorporation to effect a reverse split of our outstanding common stock by a ratio of no change to up to one-for-ten and authorize our Board to determine the exact ratio within that range;

                  3. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2003; and

                  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on April 15, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Each stockholder, even though he or she may presently intend to attend the Annual Meeting, is requested to execute and date the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. Any stockholder present at the Annual Meeting may withdraw his or her proxy card and vote in person on each matter properly brought before the Annual Meeting.

         Please sign, date and mail the enclosed proxy in the enclosed envelope promptly, so that your shares of stock may be represented at the meeting.

                                              By Order of the Board of Directors

                                              /s/ Harvey H. Achatz

                                              Harvey H. Achatz
                                              Secretary


Plano, Texas
April 21, 2003

                                  PFSWEB, INC.
                          500 NORTH CENTRAL EXPRESSWAY
                               PLANO, TEXAS 75074
                                 (972) 881-2900

                                 PROXY STATEMENT

         This Proxy Statement is furnished to the stockholders of PFSweb, Inc., a Delaware corporation ("PFSweb" or the "Company"), in connection with the solicitation of proxies for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting"), to be held at the Stonebriar Country Club, Frisco, Texas, on Friday, June 6, 2003, at 10:00 a.m. and at any and all adjournments thereof.

         This solicitation is being made on behalf of the Board of Directors of the Company. This Proxy Statement, Notice of Annual Meeting of Stockholders, the enclosed proxy card and the Company's 2002 Annual Report on Form 10-K will first be mailed to stockholders on or about May 6, 2003.

         The shares represented by a proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the stockholder will be voted:

                  (i) in favor of the election of the nominees to the Board of Directors listed in this Proxy Statement;

                  (ii) in favor of the amendment to the Company's Certificate of Incorporation to effect a reverse split of our outstanding common stock by a ratio of no change to up to one-for-ten and authorize our Board to determine the exact ratio within that range; and

                  (iii) to ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

         Any proxy given by a stockholder may be revoked at any time before its exercise by sending a subsequently dated proxy or by giving written notice of revocation, in each case, to the Company's Secretary, at the Company's principal executive offices at the address set forth above. Stockholders who attend the Annual Meeting in person may withdraw their proxies at any time before their shares are voted by voting their shares in person.

         Stockholders of record at the close of business on April 15, 2003 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the issued and outstanding voting securities of the Company consisted of 18,428,871 shares of common stock, excluding 86,300 shares of common stock in treasury, par value $.001 per share (the "Common Stock"), each of which is entitled to one vote on all matters that may properly come before the Annual Meeting or any adjournment thereof.

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. The director nominees receiving the most votes will be elected as directors. The affirmative vote of a majority of the shares present, whether in person or by proxy, at the meeting will be sufficient to ratify the selection of our independent auditors. The authorization of an amendment to our certificate of incorporation to effect a reverse stock split will require the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote thereon. The inspector of elections appointed by the Company will count all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the meeting. Abstentions and "broker non-votes" (nominees holding shares for beneficial owners who have not voted on a specific matter) will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting. However, abstentions and broker non-votes will have the same effect as a vote against the second two proposals.

                                     ITEM I

                              ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The term of the Class I directors expires at the Annual Meeting; the term of the Class II directors expires in 2004; and the term of the Class III directors expires in 2005. The Board presently consists of five members, two Class I directors and three Class III directors. There are presently no Class II directors. The proxies will not be voted for any nominee for the vacant Class II positions on the Board. Filling the vacancies requires either action by the Board of Directors or the affirmative vote of a majority of the voting power of all outstanding shares, and we do not plan to consider the Class II vacancies at the 2003 annual meeting. The Board of Directors may consider electing an individual to the Class II vacant positions on the Board at a later time. The directors elected as Class I directors at the Annual Meeting will have a term of three years. The nominees as Class I directors are David I. Beatson and James F. Reilly who have been nominated and recommended by the Board of Directors. If elected, Messrs. Beatson and Reilly are expected to serve until the Company's 2006 annual meeting of stockholders and until their respective successors are elected and qualified. The shares represented by proxies in the accompanying form will be voted for the election of these nominees unless authority to so vote is withheld. The Board of Directors has no reason to believe that such nominees will not serve if elected, but if any one or more of them should become unavailable to serve as a director, and if the Board designates a substitute nominee or nominees, the person named as proxies will vote for the substitute nominee(s) designated by the Board.

         The following information, which has been provided by the individuals named, sets forth the nominees for election to the Board of Directors and the continuing Class III directors, such person's name, age, principal occupation or employment during at least the past five years, the name of the corporation or other organization, if any, in which such occupation or employment is carried on and the period during which such person has served as a director of the Company.

                         DIRECTORS STANDING FOR ELECTION
                                     CLASS I

                     TERM EXPIRES AT THE 2006 ANNUAL MEETING

         DAVID I. BEATSON, age 55, has served as a non-employee Director since November 2000. Mr. Beatson is a Principal and Founder of Ascent Advisors, LLC, a consulting practice directed at strategic positioning and corporate business development plans and strategy. Mr. Beatson is a recognized leader in the field of transportation, logistics and supply chain management having served as Chairman and CEO of several leading companies in this industry. From June 2000 to July 2001, Mr. Beatson served as president, CEO and chairman of Supply Links, Inc., an Internet-based B2B global supply chain network that links customers to multiple transportation modes and service providers through a single platform. From July 1998 to June 2000, Mr. Beatson served as chairman, president and CEO of Circle International Group, Inc., a global transportation and logistics company. From 1991 to June 1994, Mr. Beatson served as vice-president of sales and marketing and then from June 1994 until July 1998 as president and CEO of Emery Worldwide, a global transportation and logistics company. Prior to 1991, Mr. Beatson held several management positions in the logistics and transportation industry, including American Airlines and CF Airfreight. Mr. Beatson also currently serves as an industry representative member of the Executive Advisory Committee to the National Industrial Transportation League, to which the Air Freight Association elected him in 1995. He also serves on several industry boards including the Council of Logistics Management.

         JAMES F. REILLY, age 44, has served as a non-employee Director of the Company since its inception. Mr. Reilly recently served as a Managing Director of J.P. Morgan Securities, Inc., an investment banking firm. Mr. Reilly was previously a Managing Director in the Technology Group of Warburg Dillon Read, the global investment banking division of UBS AG. Mr. Reilly was associated with Warburg Dillon Read or one of its predecessor companies from 1983 to 1999 and specialized in corporate finance advisory work for a broad range of technology companies.

                         DIRECTORS CONTINUING IN OFFICE
                                    CLASS III

                     TERM EXPIRES AT THE 2005 ANNUAL MEETING

         MARK C. LAYTON, age 43, has served as Chairman of the Board, President and Chief Executive Officer of PFSweb since its inception. Mr. Layton previously held the following positions with Daisytek International Corporation ("Daisytek"), a leading global distributor of consumable computer supplies and office products and the former parent corporation of the Company: Chairman of the Board from September 1999 to October 2000; President, Chief Executive Officer and Chief Operating Officer from April 1997 to February 2000; Director from 1988 to October 2000; President, Chief Operating Officer and Chief Financial Officer from 1993 to April 1997; Executive Vice President from 1990 to 1993; and Vice President - Operations from 1988 to 1990. Prior to joining Daisytek, Mr. Layton served as a management consultant with Arthur Andersen & Co., S.C. for six years through 1988 specializing in wholesale and retail distribution and technology. Mr. Layton is also a director of PC Mall, Inc. a direct marketer of computer products.

         TIMOTHY M. MURRAY, age 50, has served as a non-employee Director of the Company since its inception. Mr. Murray is a Principal of William Blair & Company, L.L.C., an investment banking firm he joined in 1979. Mr. Murray is a director of several privately held corporations.

         DR. NEIL W. JACOBS, age 68, has served as a non-employee Director of the Company since July 2000. Dr. Jacobs is a professor of computer information systems and management at Northern Arizona University ("NAU") and a technology industry veteran. Dr. Jacobs' academic area of expertise includes strategic management issues and the role information technology plays in support of strategy and operations. From 1996 to 1999, Dr. Jacobs served as associate dean of the College of Business Administration at NAU.

EXECUTIVE OFFICERS AND OFFICERS

         In addition to the individuals named above, the following are the names, ages and positions of the other executive officers and officers of the
Company:

EXECUTIVE OFFICERS

         STEVEN S. GRAHAM, age 51, has served as Executive Vice President and Chief Technology Officer of the Company since its inception. Mr. Graham previously served as Senior Vice President of Information Technologies and Chief Information Officer of Daisytek, a position he held from 1996 to 2000. Prior to joining Daisytek, Mr. Graham was employed by Ingram Micro, a major microcomputer distributor. Mr. Graham has over 25 years of experience in the information-technology field.

         THOMAS J. MADDEN, age 41, has served as Executive Vice President, Chief Financial and Accounting Officer of the Company since its inception. Mr. Madden previously served as Chief Financial Officer of Daisytek from 1997 to 2000, as Vice President -- Finance, Treasurer and as Chief Accounting Officer of Daisytek from 1994 to 2000 and as Controller of Daisytek from 1992 to 1994. From 1983 to 1992, Mr. Madden served in various capacities with Arthur Andersen & Co., S.C., including financial consulting and audit manager.

         MICHAEL G. WILLOUGHBY, age 39, has served as Executive Vice President and Chief Information Officer since October 2001 and served as Vice President -- E-Commerce Technologies of the Company since 1999. Mr. Willoughby served as President and Chief Executive Officer of Design Technologies, Inc., an e-commerce software development firm from 1994 to 1999. Prior to founding Design Technologies, Inc., Mr. Willoughby served as President and Chief Executive Officer of Integration Services, Inc., a mid-sized development services company.

         HARVEY H. ACHATZ, age 62, has served as Vice President -- Administration and Secretary of the Company since its inception. Mr. Achatz previously served as Vice President -- Administration and Secretary of Daisytek from 1993 and 1984 to 2000, respectively, as Vice President -- Finance from 1985 to 1993, as Controller from 1981 to 1985 and as a Director from 1984 to 1990.

OFFICERS

         SCOTT R. TALLEY, age 38, has served as Vice President -- International Distribution for the Company since its inception. Mr. Talley previously served in various capacities for Daisytek since 1991, most recently as Vice President -- Distribution.

         CYNTHIA D. ALMOND, age 35, has served as Vice President -- Client Services of the Company since March 2001. From 1999 to 2001, Ms. Almond served as Director of Account Management. From 1991 to 1999, Ms. Almond served in various marketing, product management and sales capacities for Daisytek.

         BRUCE E. MCCLUNG, age 65, has served as Vice President - Sales of the Company since October 2001. From 1999 to 2001, Mr. McClung served in various marketing and sales capabilities for the Company. Mr. McClung has spent more than 25 years in sales, marketing and management roles in systems and solutions organizations, including Daisytek, IBM, Boeing and Perdata.

    MEETINGS OF THE BOARD


          The Board of Directors met eleven times during the calendar year ended December 31, 2002. No director attended fewer than 90% of the aggregate number of meetings of the Board and Committees on which such director served.


COMMITTEES OF THE BOARD

         The Board of Directors currently has standing Audit, Compensation and Stock Option Committees and does not have a nominating committee.

         The Audit Committee is established for the purpose of overseeing the Company's accounting and financial reporting processes and audits of the Company's financial statements. The Committee is established to assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided by the Company to its shareholders. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Company's auditors report directly to the Committee.

         The Committee has adopted a written amended and restated audit committee charter setting out the audit-related functions of the Audit Committee. The Audit Committee charter is attached as Appendix I to this proxy statement. The current members of the Audit Committee are Messrs. Reilly, Beatson and Jacobs. None of the current members of the Audit Committee is, or ever has been, an officer or employee of the Company and all are considered "independent" for purposes of the National Association of Securities Dealers' listing standards. The Audit Committee met five times during the calendar year ended December 31, 2002.


         The Compensation Committee approves, or in some cases recommends, to the Board, remuneration and compensation arrangements involving the Company's executive officers and other key employees. The current members of the Compensation Committee are Messrs. Murray and Reilly, who are non-employee directors. The Compensation Committee also serves as the Stock Option Committee to administer the Company's employee stock option and purchase plans. The Compensation Committee and Stock Option Committee met two times during the calendar year ended December 31, 2002.


COMPENSATION OF DIRECTORS

         In June 1999 the Company adopted a Non-Employee Director Stock Option and Retainer Plan (the "Non-Employee Director Plan"). As of the date of the adoption of the Non-Employee Director Plan, each non-employee director received an option to purchase 35,000 shares of common stock. The Non-Employee Director Plan also provides for the future issuance to each non-employee director of options to purchase 10,000 shares of common stock as of the date of each annual meeting of stockholders, except that no options were issued at the time of the Annual Meeting held in September 2001. Accordingly, at the time of the Company's Annual Meeting held in June 2002, each non-employee director received an option to purchase 10,000 shares of common stock with an exercise price of $0.44 per share. In addition, the Non-Employee Director Plan provides that if and to the extent the Board authorizes the payment of non-employee director retainer fees, each non-employee director may elect to receive payment of such fees in shares of Common Stock in lieu of cash. Currently, non-employee directors do not receive retainer fees for services rendered as non-employee directors.

         All options to be issued to non-employee directors under the Non-Employee Director Plan are non-qualified options for federal income tax purposes and have an exercise price equal to the fair market value of a share of common stock as of the date of the annual meeting upon which such option is granted. All options have a ten year term and are subject to a one year vesting schedule.

         Generally, unless the Non-Employee Director Plan administrator otherwise provides, options are non-transferable other than by will or the laws of descent and distribution. At the time of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company's common stock, the Non-Employee Director Plan administrator will make appropriate adjustments to the exercise price, number and kind of shares to be issued under the Non-Employee Director Plan and any outstanding options. Unless terminated earlier, the Non-Employee Director Plan will terminate ten years from its adoption, and no stock options will be granted after the Non-Employee Director Plan terminates. The Board of Directors has the authority to amend, modify, suspend or terminate the Non-Employee Director Plan at any time.

         In January 2002, the Company also issued non-employee directors additional options to purchase shares of common stock. Messrs. Beatson, Jacobs, Murray and Reilly each received an option to purchase 10,000 shares of common stock with an exercise price of $.0.84 per share.

         Directors who are also employees of the Company or any of its subsidiaries receive no remuneration for serving as directors or Committee members.

         During the year ended December 31, 2002, the Company paid $50,000 to Beatson Consulting Group for assistance with sales lead generation and strategic marketing efforts. Mr. Beatson, a non-employee director, is the principal and founder of Beatson Consulting Group.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid or accrued by the Company to the Company's Chief Executive Officer and to each of the four most highly compensated executive officers of the Company for services rendered to the Company during the fiscal year ended December 31, 2002 ("CY 2002"), the nine-month fiscal period ended December 31, 2001 and the fiscal year ended March 31, 2001 ("FY 2001").

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                                                                     AWARDS
                                                                                 -------------
                                          ANNUAL COMPENSATION SECURITIES          NUMBER OF
                                    ----------------------------------------      UNDERLYING         ALL OTHER
NAME AND PRINCIPLE POSITION           PERIOD          SALARY         BONUS          OPTIONS        COMPENSATION (1)
-----------------------------       -----------     ----------     ---------     -------------     ----------------
Mark C. Layton..................      CY 2002        $ 328,991      $     --             --          $ 14,613
   Chairman, President, Chief       9 Mos. 2001        283,080        28,125        594,056 (2)        16,783
     Executive Officer                FY 2001          363,603        28,125        554,056 (3)        20,963

Steven S. Graham................      CY 2002          226,684            --         15,000             5,748
   Executive Vice President         9 Mos. 2001        179,723        15,625        607,449 (2)         5,133
     -Chief Technology Officer        FY 2001          230,640        15,625        567,449 (3)         5,543

Michael G. Willoughby...........      CY 2002          220,846            --         80,000               240
   Executive Vice President         9 Mos. 2001        122,308         3,750         34,000 (2)           186
     -Chief Information               FY 2001          159,000         3,750         35,000                --
     Officer

Thomas J. Madden................      CY 2002          176,923            --         15,000             6,361
   Executive Vice President         9 Mos. 2001        153,846        13,750        344,673 (2)         4,609
     -Chief Financial Officer         FY 2001          200,000        13,750        294,673 (3)         5,060

C. Clifford Defee (4)...........      CY 2002          189,000            --             --             61,288 (4)
   Executive Vice President -       9 Mos. 2001        160,769        10,625        286,022 (2)         1,945
     Chief Operating Officer          FY 2001          206,115        10,625        241,022 (3)         1,389

Harvey H. Achatz................      CY 2002          109,530            --          3,000             5,600
   Vice President -                 9 Mos. 2001         91,768         2,500         67,974 (2)         5,133
     Administration and                FY 2001         118,103         2,500         82,974 (3)         5,774
     Secretary

----------

(1) All Other Compensation represents compensation in respect of one or more of the following: personal use of Company automobiles; life insurance premiums paid by the Company for the benefit of the named executive officer; tax return preparation services paid by the Company; contributions to 401(k) accounts paid by the Company; personal travel expenses and relocation costs.

(2) Represents options issued during the fiscal period ended December 31, 2001 pursuant to a Company option exchange offer.

(3) Includes the following options issued by the Company in July 2000 in connection with the adjustment and conversion of pre-spin-off Daisytek options into Company options upon the effective date of the spin-off:
         Mark C. Layton - 504,056; C. Clifford Defee - 206,022; Steven S. Graham
         - 532,449; Thomas J. Madden - 259,673; and Harvey H. Achatz - 27,974.

(4) Mr. Defee's position as an executive officer was terminated as part of a restructuring in September 2002. In addition to the items described in item (1) above, All Other Compensation for Mr. Defee also includes $60,000 paid to Mr. Defee in consideration for the sale and transfer of certain vested, non-cancelable stock options held by him to purchase 331,022 shares of common stock at various prices.

         The following table sets forth information with respect to grants of stock options by the Company to purchase shares of the Company's common stock during the fiscal year ended December 31, 2002 to the named executive officers reflected in the Summary Compensation Table.

              OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 2002

                                             INDIVIDUAL GRANTS
                             -------------------------------------------------
                                           % OF TOTAL                                POTENTIAL REALIZABLE VALUE
                              NUMBER OF      OPTIONS                                  AT ASSUMED ANNUAL RATES
                             SECURITIES    GRANTED TO                               OF STOCK PRICE APPRECIATION
                             UNDERLYING     EMPLOYEES     EXERCISE                      FOR OPTION TERMS (2)
                               OPTIONS      IN FISCAL    PRICE PER  EXPIRATION      ---------------------------
         NAME                 GRANTS (1)       YEAR        SHARE       DATE            5%                10%
-----------------------      -----------   ----------    ---------  ----------      ---------         ---------
Mark C. Layton.........               --           --    $      --          --      $      --         $      --
Steven S. Graham.......           15,000          1.4%        0.84     1/25/12          7,924            20,081
Michael G. Willoughby..           80,000          7.3%        0.84     1/25/12         42,262           107,099
Thomas J. Madden.......           15,000          1.4%        0.84     1/25/12          7,294            20,081
C. Clifford Defee (3)..               --           --           --          --             --                --
Harvey H. Achatz.......            3,000         0.3%         0.84     1/25/12          1,585             4,016

------------------
(1)  Subject to quarterly vesting schedule over a three year period.

(2) These are hypothetical values using assumed annual rates of stock price appreciation as prescribed by the rules of the SEC.

(3) Mr. Defee's position as an executive officer was terminated as part of a restructuring in September 2002.

         The following table sets forth information concerning the aggregate Company stock option exercises during the fiscal year ended December 31, 2002 and Company stock option values as of December 31, 2002 for unexercised Company stock options held by each of the named executive officers.

       AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED DECEMBER 31, 2002
                    AND OPTION VALUES AS OF DECEMBER 31, 2002

                                                               NUMBER OF
                            NUMBER OF                   SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                             SHARES                      UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                            ACQUIRED                     AT FISCAL YEAR END              AT FISCAL YEAR END (1)
                               ON          VALUE     --------------------------     -----------------------------
         NAME               EXERCISE     RECEIVED    EXERCISABLE   UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
-----------------------     ---------    ---------   -----------   -------------    -----------     -------------
Mark C. Layton.........            --    $      --       635,306           8,750    $        --     $          --
Steven S. Graham.......            --           --       637,449          20,000             --                --
Michael G. Willoughby..            --           --        80,250          68,750             --                --
Thomas J. Madden.......            --           --       374,673          20,000             --                --
C. Clifford Defee (2)..            --           --        31,000              --             --                --
Harvey H. Achatz.......            --           --        79,974           6,000             --                --

------------------
(1) None of the options are deemed in-the-money since the exercise price exceeds $0.42 (the last sale price of the Common Stock on December 31, 2002 as reported by the Nasdaq National Market).

(2) Mr. Defee's position as an executive officer was terminated as part of a restructuring in September 2002.


CHANGE IN CONTROL AND SEVERANCE AGREEMENTS

         The Company and each of the executive officers named above have entered into Change in Control and Severance Agreements. Under these agreements, and in consideration of certain commitments of the officer to continue employment, upon the occurrence of a change in control, all unvested options held by the officer immediately vest and become exercisable. During the two year period following a change in control (whenever occurring), if the employment of the officer is terminated (other than for cause, death, disability or retirement), or if there is a material adverse change in the officer's responsibilities, compensation or benefits to which the officer does not consent, then, in each case, the officer is entitled to receive from the Company all salary and bonus amounts accrued through the date of termination plus a severance payment equal to twice the officer's salary and bonus. If applicable, the officer is also entitled to receive an additional payment to compensate the officer for any additional excise tax liability arising by reason of the receipt of such severance or bonus payment. The agreement terminates upon the voluntary resignation or termination of employment by the officer.

         The Company and each of the executive officers named above have also entered into Executive Severance Agreements. Under these agreements, and in consideration for, among other things, the agreement by the executive to be bound by a restrictive covenant, in the event of the termination of the employment of the executive other than for cause, the executive is entitled to a severance payment up to a maximum of twice the executive's salary and bonus. In addition, in the event of termination without cause, the executive is entitled to a continuation of benefits and to the accelerated vesting of all options then held by the executive. The severance payment and benefits are reduced by any compensation or benefits received by the executive from any subsequent employer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended December 31, 2002, the members of the Compensation Committee of the Company's Board of Directors were Timothy M. Murray and James F. Reilly who are non-employee directors.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION FOR FISCAL YEAR ENDED DECEMBER 31, 2002

         The Compensation Committee of the Board of Directors (the "Committee") is responsible for approval or recommendation to the Board of Directors of the compensation arrangements for the Company's executive officers. During the fiscal year ended December 31, 2002, the members of the Committee were Timothy
M. Murray and James F. Reilly who are non-employee directors.

         The Committee believes that the total compensation of the Company's executive officers should be primarily based on the subjective determination of the Committee as to the Company's overall financial performance and the individual contribution to such performance. The Committee further believes that a portion of total compensation should consist of variable, performance-based components such as stock option awards and bonuses, which it can increase or decrease to reflect its assessment of changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management's commitment to enhance profitability and stockholder value.

         In formulating compensation levels and policies for the fiscal year ended December 31, 2002, the Committee did not retain an independent compensation consultant, nor did the Committee rely upon any formal study or review of comparable companies in the Company's industry.

         The Committee annually establishes the salaries to be paid to the Chief Executive Officer and other executive officers during each fiscal year. Base salaries for executive officers are set to reflect the duties and level of responsibility in each position. In setting salaries, the Committee takes into account several factors including individual job performance, the level of responsibility, competitive pay practices in the Company's industry, to the extent information is available, and overall company performance. The Committee does not assign specific relative weights to the various factors it considers, however, but rather exercises its discretion and makes a judgment after considering all factors it deems relevant.

         For the fiscal year ended December 31, 2002 and for services rendered to the Company, the base salary of Mr. Mark Layton, Chairman of the Board of Directors, President and Chief Executive Officer, was $328,991, which reflects a reduction from the prior fiscal year. This reduction was made as part of certain temporary cost containment measures by the Company in response to a difficult economic and business climate.

         The Committee also administers the Company's stock option plans and recommends other option grants that are used to further link executive compensation to the Company's performance. All options are subject to a multi-year cumulative vesting schedule and have an exercise price not less than the fair market value on the date of grant. During the year ended December 31, 2002, Mr. Layton did not receive any options.

         As part of its overall consideration of executive compensation, the Committee considers the anticipated tax treatment of various payments and benefits, including the applicability of Section 162(m) of the Internal Revenue

Code, which provides a limit on the deductibility of compensation for certain executive officers in excess of $1,000,000 per year. The Committee believes that no named officer in the Summary Compensation Table had taxable compensation for the fiscal year ended December 31, 2002 in excess of the deduction limit. The Committee intends to continue to evaluate the impact of this Code provision.

         The Committee believes that the policies and programs described above have supported the Company's business objectives and have contributed to the Company's performance.

                                            COMPENSATION COMMITTEE

                                            Timothy M. Murray
                                            James F. Reilly


REPORT OF THE AUDIT COMMITTEE FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002

         The Audit Committee of the Company's Board of Directors is comprised of three independent directors. The Audit Committee meets at least twice a year. The current members of the Audit Committee are Messrs. Reilly, Beatson and Jacobs.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants ("auditors") are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor these processes. The Audit Committee meets with the auditors at least twice a year. In addition, the Audit Committee has approved the appointment of the Company's auditors, KPMG, LLP.

         The Audit Committee discussed with the Company's auditors the overall scope and plans for the independent audit. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and the auditors the Company's audited financial statements, including the auditor's judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the auditors the other matters required by Statement on Auditing Standards No. 61 "Communication with Audit Committees" as amended by Statement on Auditing Standards No. 90 "Audit Committee Communications".

         The Company's auditors provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees," and the Audit Committee discussed with the auditors their independence from the Company and its management.

         Based on the Audit Committee's discussion with management and the auditors and the Audit Committee's review of the representations of management and the report of the auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which was filed with the Securities and Exchange Commission.

                                                            James F. Reilly
                                                            David I. Beatson
                                                            Dr. Neil W. Jacobs

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of April 15, 2003, certain information regarding the beneficial ownership of the Company's Common Stock by
(i) each person who is known to the Company to beneficially own more than 5% of the Common Stock, (ii) each of the Directors and named executive officers of the Company individually and (iii) the Directors and executive officers of the Company as a group. The information contained in this table reflects "beneficial ownership" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, as such, also includes shares acquirable within 60 days. Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares owned of record by them.

                                                                     NUMBER
      NAME AND ADDRESS OF BENEFICIAL OWNER                          OF SHARES         PERCENT (1)
      -------------------------------------                        -----------        -----------
      Gilder, Gagnon, Howe & Co. LLC (2)                             2,361,030               12.8%
        1775 Broadway, 26th Floor
        New York, NY 10019

      Mark C. Layton (3)                                             1,187,568                6.2%
      Steven S. Graham (3)                                             757,805                4.0%
      Thomas J. Madden (3)                                             469,628                2.5%
      Timothy M. Murray (3)                                            185,256                1.0%
      Harvey H. Achatz (3)                                             149,196                  *
      Michael G. Willoughby (3)                                        101,354                  *
      James F. Reilly (3)                                               86,405                  *
      C. Clifford Defee (3) (4)                                         45,435                  *
      David I. Beatson (3)                                              35,000                  *
      Dr. Neil W. Jacobs (3)                                            55,312                  *
      All directors and executive officers
        As a group (10 persons) (5)                                  3,072,959               14.9%
                                                                   ===========        ===========

----------
* Represents less than 1%

(1) This table is based on 18,428,871 shares of Common Stock outstanding on April 15, 2003.

(2) Based upon a Schedule 13G, Amendment No. 1, dated February 10, 2003 filed by Gilder, Gagnon, Howe & Co. LLC stating beneficial ownership and shared voting and dispositive power as of December 31, 2002.

(3) Includes the following outstanding options to purchase the specified number of shares of Common Stock, which are fully vested and exercisable: Mark C. Layton - 641,137; Steven S. Graham - 645,779; Thomas J. Madden - 383,003; Timothy M. Murray - 96,167; Harvey H. Achatz - 82,973; Michael G. Willoughby - 99,409; James F. Reilly - 80,000; C. Clifford Defee - 31,000; David I. Beatson - 35,000; and Dr. Neil W. Jacobs - 55,000.

(4) Mr. Defee's position as an executive officer was terminated as part of a restructuring in September 2002.

(5) Includes outstanding options to purchase 2,149,468 shares of Common Stock, which are fully vested and exercisable.

PERFORMANCE GRAPH

      The following line graph displays the cumulative total return to stockholders of the Company's Common Stock from December 2, 1999 (the commencement of trading of the Company's Common Stock) to December 31, 2002, compared to the cumulative total return for the Total Return Index for The Nasdaq Stock Market (US) and the Russell 2000 Index. The graph assumes a $100 investment in the Company's Common Stock, on December 2, 1999 at the initial offering price of $17 per share, and in each of the above mentioned indices. The Russell 2000 Index is an index of companies with market capitalizations similar to the Company. The Company's management believes that an index of companies with similar market capitalizations provides a reasonable basis for comparing total shareholder returns.

                              (PERFORMANCE GRAPH)

                                                 12/2/99       3/31/00       3/31/01      12/31/01      12/31/02
                                                ---------     ---------     ---------    ----------    ----------
   PFSweb Inc.                                     100.00         94.12          5.70          5.00          2.47

   NASDAQ Stock Market (U.S.)                      100.00        136.32         54.52         57.96         40.06

   Russell 2000                                    100.00        119.30        101.02        110.73         88.05

                                     ITEM 2

                      AUTHORIZATION OF REVERSE STOCK SPLIT

         The Board has unanimously adopted a resolution approving and recommending to the stockholders for their approval an amendment to Article Four of our restated certificate of incorporation authorizing a reverse split of the outstanding shares of our common stock on the basis of one post-split share for up to each presently outstanding ten shares. This means that if the reverse split is effected you will be deemed to hold one share of PFsweb common stock for up to every ten shares that you currently hold.

         Whether to actually effect the reverse stock split and the exact ratio of the reverse stock split will be determined by our Board at its discretion based on the prevailing market conditions, the Board's judgment as to the best course of action for the Company and its stockholders, and whether our common stock has maintained a minimum bid of $1.00 per share for ten consecutive trading days for the reason explained below. We are asking you to approve an amendment to the restated certificate of incorporation with the ratio for the reverse stock split to be in the range from no change to one share for more than one and up to ten shares, and with the Board having the authority to give its final approval to a specific ratio. By approving the proposed reverse stock split, you will be authorizing the Board of Directors to:

      o determine the exact ratio of the reverse split so long as it is between no change and up to one-for-ten; and

      o  implement the reverse stock split at any time before June 6, 2004; or

      o  abandon the reverse stock split at any time prior to that date.

         If the amendment to effect the reverse stock split has not been filed with the Delaware Secretary of State by the close of business on June 6, 2004, the Board of Directors will either resolicit stockholder approval or abandon the reverse stock split. Even if the reverse split proposal is approved, the Board may decide not to effect the reverse split if it determines that it is in the best interests of the Company and its stockholders.

         At our annual shareholders' meeting on June 7, 2002, the shareholders approved a similar amendment with the ratio of a reverse stock split in the range from no change to one share for more than one and up to five shares. They also gave the Board the authority to make the final determination as to the exact ratio of reverse split and whether to implement the reverse split. As of this date, the Board has not enacted this reverse stock split. This authorization expires on June 7, 2003.

REASONS FOR THE REVERSE STOCK SPLIT

         Our primary purpose for the reverse stock split is to increase the trading price of our common stock to facilitate the continued listing of our common stock for quotation on the NASDAQ National Market System or SmallCap Market ("NASDAQ"). Our common stock was originally listed on the NASDAQ National Market. On February 14, 2002, the Company received notice from NASDAQ that it had failed to maintain a minimum bid price of $1.00 over a 30 consecutive trading day period as required by NASDAQ Rule 4450(a)(5). In response to this, in June 2002, the NASDAQ approved our transition from the NASDAQ National Market System to the NASDAQ SmallCap Market, on which market our securities began trading on June 10, 2002.

         Due to our compliance with the initial listing requirements for the NASDAQ SmallCap Market (other than the $1.00 minimum bid price), on August 14, 2002, we were provided a 180 day grace period, or until February 10, 2003, to comply with the minimum bid price requirement. We were unable to comply with this requirement and on March 14, 2003 we were provided an additional 90 day grace period, or until May 12, 2003, to regain compliance. To date, we have been unable to comply with this Rule and we presently cannot determine when we will be able to comply with this Rule. To date, we have not received notice from NASDAQ of any delisting action, and we understand that NASDAQ has proposed extending the minimum bid requirement grace periods for SmallCap companies for up to 18 months (assuming compliance with the core listing requirements). We currently comply with the SmallCap core listing requirement and would be eligible for the proposed extended grace period if enacted. If the extended grace periods are not implemented, our common stock would be subject to delisting from the SmallCap Market. In such event, under NASDAQ rules, we have the right, and presently intend, to appeal the delisting to the NASDAQ Listing Qualification Panel ("Panel") and request an extension of time to comply with the rule.

         The Board does not currently plan to implement a reverse stock split unless we receive a delisting determination letter from NASDAQ or the Board otherwise determines it is in the best interests of the Company. If we receive a delisting determination letter, we currently intend to appeal to the Panel and base our appeal, in part, upon a reverse stock split. Accordingly, we are re-submitting this proposal to provide the Board with the authority to implement a reverse stock split in a ratio between no change and up to one-for-ten shares. However, we can provide no assurance that a reverse stock split will lead to a successful appeal with the Panel.

         Until the Panel reaches its decision, the Company's common stock will remain listed and will continue to trade on the NASDAQ SmallCap Market. There can be no assurance as to when the Panel will reach a decision or that such a decision will be favorable to the Company. The Company's common stock will be delisted from the NASDAQ SmallCap Market if the appeal is denied. In such event, the Company presently expects to apply to list its common stock on another quotation system or exchange on which the shares of the Company would qualify. The delisting of the Common Stock from the NASDAQ SmallCap Market could have a material adverse effect on the market price of, and the efficiency of the trading market for, the Common Stock.

         In addition, if our common stock were to become delisted from trading on the NASDAQ SmallCap Market and the trading price were to remain below $5.00 per share, trading in our common stock may also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a "penny stock." Generally, a "penny stock" is defined as any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from facilitating trades in our shares, which could severely limit the market liquidity of the stock and the ability of investors to trade our common stock.

         The Board believes that if stockholders approve the proposed amendment and the Board decides to effect a reverse stock split, our stock price should increase to over the $1.00 per share minimum bid price, although no assurance can be given in this regard.

         We cannot guarantee that even with the reverse stock split, we will meet or maintain all of NASDAQ's continued listing criteria in the future, or that the price for shares of our common stock after the reverse stock split will increase in proportion to the ratio of the reverse stock split. The delisting of the Common Stock from the NASDAQ SmallCap Market could have a material adverse effect on the market price of, and the efficiency of the trading market for, the Common Stock.

         The proposed reverse stock split amendment is not the first step in a going private transaction.

POTENTIAL EFFECTS OF THE REVERSE STOCK SPLIT

         A reverse stock split, if implemented, would reduce the number of shares of common stock outstanding and potentially increase the trading price of our common stock. However, we cannot predict the effect of any reverse stock split upon the market price of our common stock. The history of reverse stock splits for companies in similar circumstances varies. We cannot assure you that the trading price of our common stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of our common stock outstanding. Also, as stated above, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our common stock, that the trading price would remain above the thresholds required by NASDAQ, or that we will continue to meet the other continued listing requirements of NASDAQ. The trading price of our common stock may change due to a variety of other factors, including our operating results, other factors related to our business and general market conditions.

         The approximate number of shares of common stock that would be outstanding as a result of the proposed reverse stock split, based on 18,428,871 shares of common stock outstanding as of April 15, 2003, would be as low as 1,842,887 if a 1:10 split were effected. The resulting decrease in the number of shares of our common stock outstanding could potentially impact the liquidity of our common stock on NASDAQ, especially in the case of larger block trades.

         The reverse stock split, if implemented, would not change the number of authorized shares of common stock as designated by the Company's restated certificate of incorporation. Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for future issuance would increase.

         Because a reverse stock split would result in an increased number of authorized but unissued shares of our common stock, it may be construed as having an anti-takeover effect, although neither the Board of Directors nor the Company's management views this proposal as having such purpose. However, the Board of Directors, subject to its fiduciary duties and applicable law, could use this increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of the Company by, for example, privately placing shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. Shares of our common stock could also be issued to a holder that would thereafter have sufficient voting power to assure than any proposal to amend or repeal the Company's by-laws or certain provisions of the Company's Restated Certificate of Incorporation would not receive the requisite vote. Such uses of our common stock could render more difficult, or discourage, an attempt to acquire control of the Company if such transaction were opposed by the Board of Directors.

EFFECTS ON OWNERSHIP BY INDIVIDUAL STOCKHOLDERS

         If we implement a reverse stock split, the number of shares of common stock you hold would be reduced by dividing the number of shares held immediately before the reverse split by the number fixed for the reverse split by the Board, and then rounding up to the nearest whole share. This means that a stockholder who would otherwise be entitled to receive a fractional share following a reverse stock split will receive a whole share in lieu thereof. The reverse stock split would affect our common stock uniformly and would not affect your percentage of ownership interests in the Company or proportionate voting power, except to the extent that interests in fractional shares are rounded up to a whole share.

         Effect on Outstanding Stock, Options. In addition, all the terms of outstanding stock options of the Company entitling their holders to purchase shares of our common stock would be adjusted as a result of the reverse stock split, as required by the terms of these options. In particular, the number of shares to be issued upon the exercise of outstanding options would be decreased, and the exercise price for each such option, as applicable, would be increased, in accordance with the ratio of the reverse stock split. None of the other rights currently accruing to holders of outstanding options would be affected by the reverse stock split. The number of options available for issuance under our existing stock option plans would be adjusted proportionately based upon the reverse stock split ratio.

         Other Effects on Outstanding Shares. If we implement a reverse stock split, the rights and preferences of the outstanding shares of common stock would remain the same after the reverse stock split. Each share of common stock issued pursuant to the reverse stock split would be fully paid and nonassessable.

         The reverse stock split would result in some stockholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots may be higher than the costs of transactions in "round-lots."

         Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split would not affect the registration of the common stock under the Exchange Act.

PROCEDURE FOR EFFECTING THE REVERSE STOCK SPLIT AND EXCHANGE OF STOCK
CERTIFICATES

         If you approve the proposed amendment to our certificate of incorporation, the Board would implement the reverse stock split at its discretion, determine the exact ratio of the reverse split and file the amendment to the certificate of incorporation with the Delaware Secretary of State. The reverse stock split would become effective on the date specified in the amendment.

         As of the effective date of the reverse stock split, we would consider, for all corporate purposes, each certificate representing shares of our common stock before the reverse stock split to represent the reduced number of shares of common stock resulting from the reverse stock split. All outstanding stock options also would be automatically adjusted on the effective date.

         We expect that our transfer agent would act as the exchange agent for a reverse stock split. As soon as practicable after the effective date, we would notify you that the reverse split has been implemented. You would receive a letter of transmittal requesting you to exchange your stock certificates for stock certificates reflecting the appropriately adjusted number of shares. If your shares are held in brokerage accounts or "street name" you would not need to take any further actions to exchange your certificates. We would not issue new certificates to you until you have first surrendered your outstanding certificate(s) together with the properly completed and executed transmittal letter to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded down to the nearest whole share. You should not destroy any stock certificate and should not submit any certificates until you receive a letter of transmittal.

FRACTIONAL SHARES

         We would not issue fractional shares in connection with the reverse stock split. If you would otherwise be entitled to receive fractional shares because you hold a number of shares not evenly divisible by the exchange ratio, you would instead receive a whole share upon surrender of the certificates as described in the section above. The rounding of fractional shares will not reduce the number of stockholders or stockholders of record.

ACCOUNTING CONSEQUENCES

         The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, we will reduce the common stock account on our balance sheet down in accordance with the stock split ratio, and credit the capital in excess of par value account by the same amount. We will increase the per share net income or loss and net book value of our common stock because there will be fewer shares of our common stock outstanding.

U.S. FEDERAL INCOME TAX CONSEQUENCES

         For your convenience, we offer the following summary of material U.S. federal income tax consequences of a reverse stock split to the stockholders of the Company. This summary may be incomplete. It does not discuss any state, local, foreign or minimum income or other tax consequences, if any. It does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as currently in effect on the date hereof (that may change retroactively or prospectively). This summary also assumes that the shares you hold are a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment is regarded as a capital asset). Your tax treatment may vary depending upon your particular facts and circumstances. We urge you to consult with your tax advisor in analyzing the consequences of the reverse stock split.

         You should not recognize a gain or loss upon the exchange of shares pursuant to a reverse stock split, if implemented. The aggregate tax basis of the shares received in the reverse stock split, including any fraction of a share received, would be the same as your aggregate tax basis in the shares exchanged. The holding period for the shares received pursuant to the reverse stock split would include the period during which you held the shares surrendered in the stock split.

         The foregoing summary regarding the tax consequence of a reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

NO APPRAISAL RIGHTS

         The holders of shares of common stock have no appraisal rights under Delaware law, the Company's Restated Certificate of Incorporation or the Company's by-laws with respect to the proposed amendments to the Company's Restated Certificate of Incorporation effecting a reverse stock split. If the amendment is approved by the stockholders, any such amendment will become effective, if at all, on the day a Certificate of Amendment required by the General Corporation Law of the State of Delaware is filed with the Secretary of State of the State of Delaware. However, the Board of Directors is authorized to abandon the amendment at any time prior to effectiveness, without further action by stockholders.

         The Board of Directors of the Company recommends a vote FOR the proposed amendment to the Company's Restated Certificate of Incorporation to effect a reverse stock split as set forth in Proposal 2.

                                     ITEM 3
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Company has appointed KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2003. KPMG LLP audited the Company's financial statements for the fiscal year ended December 31, 2002, the nine-month fiscal period ended December 31, 2001 and the fiscal year ended March 31, 2001. Ratification of the appointment of KPMG LLP as the Company's independent auditors will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event shareholders do not ratify the appointment of KPMG LLP as the Company's independent auditors, such appointment may be reconsidered by the Audit Committee and the Board of Directors. Representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

        The Board of Directors of the Company recommends a vote FOR ratification of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.


      AUDIT FEES. The aggregate fees billed by KPMG LLP for professional services rendered in connection with the audit of the annual financial statements and reviews of the quarterly financial statements for the fiscal year ended December 31, 2002 were $325,578, including fees paid for the audit of the Company's subsidiary, Supplies Distributors, to satisfy requirements of its senior debt agreements.


      FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no fees billed by KPMG LLP for the professional services described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X for the fiscal year ended December 31, 2002.


      ALL OTHER FEES. The aggregate fees billed by KPMG LLP for all other professional services rendered for the fiscal year ended December 31, 2002 were $22,165 for audit related services and $157,733 for tax compliance and related services.


      The Audit Committee considered whether the provision of the services covered under the preceding two paragraphs is compatible with maintaining the principal accountant's independence.

                               GENERAL INFORMATION

VOTING PROCEDURES

      All matters specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by written ballot. One or more inspectors of election will be appointed, among other things, to determine the number of shares outstanding and the voting power of each, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes or ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result.

SOLICITATION COSTS

      The Company will pay the cost of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Board of Directors. Certain of the Company's officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors' recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview or telephone. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred in connection therewith.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

      A stockholder desiring to submit an otherwise eligible proposal for inclusion in the Company's proxy statement for the 2004 annual meeting of stockholders of the Company must deliver the proposal so that it is received by the Company no later than December 31, 2003. The Company requests that all such proposals be addressed to the Company's Secretary at the Company's principal executive offices, 500 North Central Expressway, Plano, Texas 75074, and mailed by certified mail, return-receipt requested.

COMPLIANCE WITH CERTAIN REPORTING OBLIGATIONS

      Section 16(a) of the Exchange Act requires the Company's executive officers, directors and controlling stockholders to file initial reports of ownership and reports of changes of ownership of the Company's Common Stock with the Securities and Exchange Commission and the Company. To the Company's knowledge, all reports required to be so filed were filed in accordance with the provisions of said Section 16(a).

FINANCIAL AND OTHER INFORMATION

      The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 is being sent to stockholders of record as of the Record Date together with this Proxy Statement.

                                  OTHER MATTERS

      The Board of Directors knows of no matters other than those described in this Proxy Statement that are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, or any adjournment thereof, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment.


                                      By Order of the Board of Directors,

                                      /s/ Harvey H. Achatz

                                      Harvey H. Achatz
                                      Secretary



Plano, Texas
April 21, 2003

                                                                      APPENDIX I



               AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE
                    OF THE BOARD OF DIRECTORS OF PFSWEB, INC.



PURPOSE



     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of PFSweb, Inc. (the "Company") is established for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Committee is established to assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided by the Company to its shareholders. This charter specifies the scope of authority and responsibility of the Committee.



ORGANIZATION, MEMBERSHIP AND MEETINGS



     1. The Committee shall be comprised of at least three directors who meet the independence, expertise and other qualification standards required by the federal securities laws and as may be required by the listing standards of the primary securities exchange upon which the Company's securities are traded.



     2. Members of the Committee shall be appointed annually by the Board. Members may be replaced by the Board at any time, but shall otherwise serve until a successor has been named.



     3. The Committee shall meet at least four times a year, with the authority to convene additional meetings, as circumstances require. The Committee may invite members of management, independent auditors, legal counsel or others to attend meetings and to provide relevant information. At least annually, the Committee shall hold an executive session at which only independent directors and the independent auditor are present.



     4. The Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the Committee.



     5. The Committee may elect a Chairman of the Committee who, if elected, shall preside at all meetings. At all meetings of the Committee, a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of the Committee present at a meeting at which a quorum is in attendance shall be the act of the Committee. Members of the Committee may participate in any meeting by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. The Committee shall maintain written minutes of its meetings, which minutes will be filed in the corporate minute book. Any person present at a meeting may be appointed by the Committee as Secretary to record the minutes.



COMMITTEE AUTHORITY AND RESPONSIBILITIES



     The Committee shall have the following responsibilities and duties:



Independent Auditor Oversight



     1. Be directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. Each independent auditor shall report directly to the Committee.



     2. Meet with the independent auditor prior to commencement of the audit and discuss the planning and staffing of the audit.

     3. Approve in advance the engagement of the independent auditor for all audit services and non-audit services and approve the fees and other terms of any such engagement. The term "non-audit services" means any professional services provided to the Company by the independent auditor, other than those provided to the Company in connection with an audit or a review of the financial statements of the Company.



     4. Obtain periodically from the independent auditor a formal written statement of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, and, in particular, describing all relationships between the auditor and the Company, and discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence.



     5. Evaluate annually the qualifications and independence of the independent auditor.



     6. Review with the independent auditor:



        a. Any significant difficulties encountered by the independent auditor during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements.



         b. Any material accounting adjustments identified by the independent auditor.



         c. Any material communications between the audit team and the auditor's national office regarding auditing or accounting issues arising in connection with the preparation of the financial statements.



         d. If applicable, any Management Representation letter or Internal Control Recommendation letter or Schedule of Unadjusted Differences issued, or proposed to be issued, by the auditor to the Company, and management's response.



Financial Information Oversight



     1.  Review:



         a.  The Company's annual audited financial statements.



         b. Any certification, report, opinion or review rendered by the independent auditor to the Committee.



         c. The Company's disclosure in its Annual Report on Form 10-K and Quarterly Report of Form 10-Q under "Management's Discussion and Analysis of Financial Condition and Results of Operations."



         d.  Earnings press releases.



     2.  Discuss with management and the independent auditor:



         a. The selection, application and disclosure of the critical accounting policies and practices used by the Company, as the same are identified by management or the independent auditor, and any changes thereto and the ramifications of such changes and, if applicable, the treatment preferred by the independent auditor.



         b. The evaluative criteria identified by management and used in their selection of critical accounting principles and methods.



         c. Any significant judgments made in management's preparation of the financial statements, as so identified by management or the independent auditor, and the view of each as to the appropriateness of such judgments.

         d. Any off-balance sheet or structured finance transactions and their effect on the Company's financial results and operations, as well as the disclosure regarding such transactions in the Company's public filings.



         e. The effect of regulatory and accounting initiatives and improvements identified by management or the independent auditor and the potential impact upon the Company's auditing and accounting principles and practices.



         f. Any correspondence with regulators or governmental agencies that raise material issues regarding the Company's financial statements or accounting policies.



         g. Any employee complaints that raise material issues regarding the Company's financial statements or accounting policies.



     3. Report to the Board regarding any audit opinions that contain "going concern" qualifications.



     4. Approve all filings with the Securities and Exchange Commission containing the Company's financial statements, including but not limited to the Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K.



     5. Recommend to the Board whether the audited financial statements should be included in the Company's annual report on Form 10-K.



Controls Oversight



     1. Review and discuss annually with management and the independent auditor its assessment of the effectiveness of the Company's internal controls, disclosure controls and procedures for financial reporting.



         a. Review annually with the independent auditor the attestation to, and report on, the assessment of controls made by management.



         b. Consider whether any changes to the internal controls or disclosure controls processes and procedures are appropriate in light of management's assessment or the independent auditor's report.



     2. If the Company has an internal auditor: (i) the internal auditor shall report directly to the Audit Committtee, (ii) the Audit Committee shall review the scope and plans of any internal audit recommended by the internal auditor,
(iii) the internal auditor shall report directly to the Audit Committee with the results of all internal audits, (iv) the Audit Committee shall review with the internal auditor all recommendations made by the internal auditor as the result of any internal audit and (v) the Audit Committee shall review with management the implementation of such recommendations by the Company.



     3. Request the principal executive and financial officers of the Company to report on and review:



         a. All significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data and any material weaknesses in internal controls.



         b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.



Legal Compliance and Ethics Oversight



     1. Review and approve all related-party transactions after reviewing each such transaction for potential conflicts of interests and improprieties.

     2. Review procedures for receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.



     3. Adopt a Code of Ethics for senior financial officers and provide for and review prompt disclosure to the public of any change in, or waiver of such Code of Ethics. Review conduct alleged to be in violation of such Code of Ethics and adopt as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct.



Other Matters Oversight



     1. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures and the process by which risk assessment and management is undertaken and handled.



     2. Prepare the Committee's report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.



     3. Regularly report to the Board on the Committee's activities, recommendations and conclusions.



     4. Review and reassess the Charter's adequacy at least annually.



     5. Review its own performance, at least annually, for purposes of self-evaluation and to encourage the continuing improvement of the Committee in the execution of its responsibilities.



General and Resources



     1. Have the authority to engage, and pay the fees and expenses of, independent counsel, advisors and experts deemed necessary, as determined by the Committee, to permit the Committee to perform its duties under this charter. The fees and expenses of these counsel, advisors and experts shall be paid by the Company, and the Company shall provide all other funding necessary for the Committee to perform its functions and responsibilities.



     2. At its discretion, have the authority to initiate special investigations, and, if appropriate, hire special legal, accounting or other outside advisors or experts to assist the Committee, to fulfill its duties under this charter.



     3. Also perform such other activities consistent with this charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                  PFSWEB, INC.

         The undersigned hereby appoints Mark C. Layton and Harvey H. Achatz as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of PFSweb, Inc. standing in the name of the undersigned with all powers that the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held June 6, 2003 or any adjournment thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

                                                              Please mark
                                                              your vote as  [ ]
                                                              indicated in
                                                              this example


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
ITEMS 1, 2, AND 3.                                                                              FOR    AGAINST    ABSTAIN

ITEM 1- ELECTION OF DIRECTORS                    ITEM 2- TO CONSIDER AND VOTE UPON A            [ ]      [ ]        [ ]
                    FOR    WITHHELD                      PROPOSAL TO AMEND THE COMPANY'S
                                                         RESTATED CERTIFICATE OF
  Nominees:                                              INCORPORATION TO EFFECT A REVERSE
                                                         SPLIT OF THE COMPANY'S COMMON STOCK
  David I. Beatson  [ ]      [ ]                         BY A RATIO OF NO CHANGE TO UP TO ONE-
                                                         FOR-TEN AND AUTHORIZE THE COMPANY'S
  James F. Reilly                                        BOARD OF DIRECTORS TO DETERMINE THE
                                                         EXACT RATIO WITHIN THAT RANGE


                                                 ITEM 3- APPOINTMENT OF INDEPENDENT             [ ]      [ ]        [ ]
                                                         AUDITORS


WITHHELD FOR: (Write that nominee's name in the space provided below.)

----------------------------------------------



Signature                          Signature                    Date
         -------------------------           ------------------      -----------------------
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.